Exhibit 23.8

May 9, 2022

To:      TH International Limited (the “Company”)

2501 Central Plaza, 227 Huangpi North Road, Shanghai, China

Dear Sirs/Madams,

We hereby consent to the reference of our name in the Company’s registration statement on Form F-4 (File No.: 333-259743), including all amendments and supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended) in relation to the proposed Business Combination (as defined in the Registration Statement) of the Company with Silver Crest Acquisition Corporation.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ HAN KUN LAW OFFICES

HAN KUN LAW OFFICES